                                                                   Exhibit 10.48

                                 PROMISSORY NOTE
                               ------------------
                               (Casa Grande Note)

$3,000,000.00                                                 New York, New York
                                                                January 31, 1997
                                                                        --

         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a corporation organized under the laws of the State of Delaware ("LPC") and LEXINGTON COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("LCI") (hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of them collectively), jointly and severally promise to pay to the order of BANK ONE, AKRON, NA (hereinafter referred to as the "Bank"), the principal amount of THREE MILLION AND NO/100 DOLLARS ($3,000,000.00), or the aggregate unpaid principal amount of the Casa Grande Construction Loans and the Casa Grande Term Loan (each as defined in the Agreement, defined below) made by Lender to Borrowers pursuant to Section 2.D of the Agreement, whichever is less, with interest on the unpaid principal balance as follows: (i) for the period from the date of disbursement of the Casa Grande Construction Loan or Loans pursuant to Section 2.D.1. until the end of the Casa Grande Commitment Period (as defined in the Agreement), at a rate per annum equal to the Base Rate (as defined in the Agreement) plus three-quarters percent (.75%); and (ii) for the period commencing as of the end of the Casa Grande Commitment Period until the date the Casa Grande Term Loan (as defined in the Agreement) is paid in full at a rate per annum equal to the Treasury Rate (as defined in the Agreement plus Three Percent (3%) Interest on the Casa Grande Construction Loan is payable monthly commencing on the first day of the second calendar month following the disbursement of the loan or loans and continuing on the first day of each calendar month thereafter until the expiration of the Casa Grande Commitment Period. Interest on the Casa Grande Term Loan is payable monthly commencing on the first day of the second month which immediately follows the expiration of the Casa Grande Commitment Period and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360) day basis based upon the actual number of days elapsed.

          If any installment of principal, interest or other amounts due and payable hereunder are not paid when due, or within any applicable grace periods set forth in the Agreement, the Borrowers shall pay interest thereon at the Default Rate (as defined in the Agreement). Bank shall have the right to assess a late payment processing fee in the amount of the greater of FIFTY AND NO/100 DOLLARS ($50.00) or five percent (5%) of the scheduled payment in the event of a default in payment that remains uncured for a period of at least ten (10) days.

         The Borrowers agree to pay the principal amount of this Note in fifty-nine (59) consecutive, equal monthly installments of principal commencing on the first day of the second month which follows the expiration of the Casa Grande Commitment Period and continuing on the first day of each calendar month thereafter based on a fifteen (15) year amortization schedule, with a sixtieth (60th) payment of the remaining balance on the first day of the sixtieth (60th) month thereafter as more fully set forth in the Agreement.

         Payments of both principal of and interest on this Note shall be made in lawful money of the United States of America, at 50 South Main Street, Akron, Ohio 44308-1888, or at such other place as the Bank or any subsequent holder hereof shall have designated to the Borrowers in writing. Interest payable on this Note shall be computed on a three hundred sixty (360) day per year basis counting the actual number of days elapsed. If any payment under this Note becomes due and payable on a day which is not a Business Day (as defined in this Agreement), payment thereof shall be made on the immediately succeeding Business Day.

         This Note is issued pursuant to and is entitled to the benefits of a Credit Facility and Security Agreement dated January 31, 1997, by and among the Borrowers and the Bank (the "Agreement"), to which Agreement reference is hereby made for a statement of the rights and obligations of the Bank and the duties and obligations of the Borrowers in relation thereto; but neither this reference to said Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of the Borrowers to pay the principal of or interest on this Note when due. This Note evidences the obligations of Borrowers in respect of the Casa Grande Construction Loans and the Casa Grande Term Loan.

         The Borrowers may prepay all or any portion of this Note at any time and in any amount without penalty or premium, provided that all prepayments shall be applied to installments of principal in the inverse order of their maturities.

         If an Event of Default (as defined in the Agreement), shall occur and shall be continuing, the principal of this Note may be declared immediately due and payable at the option of the Bank.

         In the event that the Borrowers fail to pay any regularly scheduled principal or interest payment on this Note when due (other than as a result of acceleration thereof based on a default or event of default other than the failure to make any such regularly scheduled payments of principal or interest on the Note when due) which failure is not cured within the ten (10) day cure period provided in Section 6A of the Agreement (a "Payment Default"), or if an Event of Default occurs and is continuing, which arises from fraudulent act(s) or practice(s) of either Borrower which Event of Default is not cured within three (3) Business Days after the Borrowers' receipt of written notice thereof from the Bank (a "Fraud Default"), the Borrowers hereby authorize any attorney-at-law to appear in any court of record in the State of Ohio, or in any other state or territory of the United States, at any time or times after the above sum becomes due, and waive the issuance and service of process and confess judgment against it, in favor of any holder of this Note, for the amount then appearing due, together with the costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments. To the extent that the provisions of the cognovit warning set forth above the Borrowers' signature specifically contradict the provisions of this paragraph regarding the requirement of a Payment Default or a Fraud Default to take a cognovit judgment, the provisions of this paragraph control.

         No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights. Any demand or notice hereunder to the Borrowers shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to the address (or telecopier number) set forth in Rider A of the Agreement or such other address or telecopier number as may be hereafter designated in writing by the Borrowers to the Bank.

         This note is executed at New York, New York County, New York.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR, WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                         LEXINGTON PRECISION CORPORATION
                         ("Borrower")

                          By:      Dennis J. Welhouse
                            -------------------------------------------------
                          Name:    Dennis J. Welhouse
                          Title:   Senior Vice President and Assistant Secretary

                          LEXINGTON COMPONENTS, INC.
                          ("Borrower")

                          By:      Dennis J. Welhouse
                            -------------------------------------------------
                          Name:    Dennis J. Welhouse
                          Title:   Senior Vice President and Assistant Secretary